Exhibit 99.1

Analysts and Investors Contact: T.C. Robillard (336) 519-2115
News Media Contact: Jonathan Binder (336) 682-9654, jonathan.binder@hanes.com

HanesBrands Inc. Announces Third-Quarter 2025 Results

▪Net Sales of $892 million decreased 1% compared to prior year.
▪Operating Profit increased 14% over prior year to $108 million and Operating Margin increased 160 basis points to 12.1%. Adjusted Operating Profit increased 3% to $116 million and Adjusted Operating Margin increased 45 basis points to 13.0%.
▪Earnings per share (EPS) increased 986% over prior year to $0.76, inclusive of a $0.64 per share discrete tax benefit. Adjusted EPS increased 25% to $0.15.
▪Balance sheet further strengthened as leverage decreased to 3.3 times net debt-to-adjusted EBITDA, an improvement of 1.0 times compared to prior year.
▪As previously announced on August 13, 2025, HanesBrands and Gildan entered into a definitive merger agreement under which Gildan will acquire HanesBrands. In light of the pending transaction with Gildan, HanesBrands will not be hosting a conference call to discuss its third-quarter 2025 results.
▪While the Company will not be providing guidance going forward due to the pending transaction, it believes it’s on track to meet its previously provided full-year 2025 EPS outlook.

WINSTON-SALEM, N.C. (November 6, 2025) – HanesBrands Inc. (NYSE: HBI), a global leader in everyday iconic apparel, today announced results for the third-quarter 2025.
“Our top-line results for the quarter reflect an unanticipated late quarter shift in replenishment orders at one of our large U.S. retail partners; however, we saw underlying fundamentals of our business continue to improve in the quarter. Our inventory position at retail is strong. We’re encouraged by our unit point-of-sale trends, which sequentially improved each month during the quarter. We are also pleased with our strong back-to-school season as the Hanes brand continued to gain market share,” said Steve Bratspies, CEO. “In addition, the continued execution of our cost savings initiatives drove operating profit growth and operating margin expansion, which along with lower interest expense, combined to generate a 25% increase in adjusted earnings per share in the quarter. Looking forward, our team remains focused on driving the business and the successful completion of the transaction with Gildan.”

Third-Quarter 2025 Results
Net Sales from continuing operations were $892 million.
•Net Sales decreased 1.0% compared to prior year.
•On an organic constant currency basis, Net Sales decreased 4.9% compared to prior year (Table 2-B).

Gross Profit and Gross Margin decreased compared to prior year as unfavorable business and customer mix more than offset lower input costs and the benefits from cost savings and productivity initiatives. With respect to the unfavorable business mix, greater-than-expected transition services revenue, which is reported in the Other segment, generated a nearly 160 basis point year-over-year headwind to margins in the quarter.
•Gross Profit decreased 3% to $363 million and Gross Margin decreased 70 basis points to 40.8% as compared to prior year.
•Adjusted Gross Profit decreased 3% to $364 million and Adjusted Gross Margin decreased 80 basis points to 40.8% as compared to prior year.
•Adjusted Gross Profit and Adjusted Gross Margin exclude certain costs related to restructuring and other action-related charges (Table 6-A).

Operating Profit and Operating Margin increased over prior year driven by lower SG&A expenses. SG&A expenses decreased compared to prior year both on an absolute basis and as a percent of net sales due to the benefits from cost savings initiatives and disciplined expense management.
•Operating Profit increased 14% to $108 million and Operating Margin increased 160 basis points to 12.1% as compared to prior year.
•Adjusted Operating Profit increased 3% to $116 million and Adjusted Operating Margin increased 45 basis points to 13.0% as compared to prior year.
•Adjusted Operating Profit and Adjusted Operating Margin exclude certain costs related to restructuring and other action-related charges (Table 6-A).

Interest Expense and Other Expenses
•Interest and Other Expenses decreased $3 million over prior year to $55 million driven primarily by lower debt balances.

Earnings Per Share
•Income from continuing operations totaled $272 million, or $0.76 per diluted share, in the third quarter of 2025, inclusive of a $0.64 per share discrete tax benefit primarily related to the release of a valuation allowance established in 2022 for certain U.S. deferred tax assets. This compares to income from continuing operations of $25 million, or $0.07 per diluted share, in third-quarter 2024.

•Adjusted Income from continuing operations totaled $52 million, or $0.15 per diluted share, in the third quarter of 2025. This compares to adjusted income from continuing operations of $44 million, or $0.12 per diluted share, last year (Table 6-A).
See the Note on Adjusted Measures and Reconciliation to GAAP Measures later in this news release for additional discussion and details of actions, which include restructuring and other action-related charges.

Third-Quarter 2025 Business Segment Summary
U.S. net sales decreased 4.5% as compared to prior year driven by unanticipated shifts in ordering patterns at one of the Company’s large retail partners, which impacted late quarter replenishment orders. Despite the near-term sales challenge, the Company saw unit point-of-sale trends sequentially improve each month during the quarter as it performed well during the key back-to-school period. The Company continued to focus on its core growth fundamentals including new businesses, innovation, brand investments, and incremental programming opportunities, which generated year-over-year market share gains for the Hanes brand during the quarter.
Operating margin of 22.2% increased 20 basis points over prior year driven by lower input costs and the benefits from cost savings and productivity initiatives.

International net sales decreased 8% on a reported basis, which included a $4 million headwind from unfavorable foreign exchange rates, and 6% on a constant currency basis as compared to prior year. By region: constant currency net sales increased in Japan driven by strength in the Hanes brand; decreased in the Americas as a result of the challenging macroeconomic environment; and decreased in Australia as strong growth in the Bonds brand across all channels was more than offset by continued headwinds in the intimate apparel market.
Operating margin of 10.2% decreased 230 basis points compared to prior year driven primarily by lower sales volume and increased brand investment, which more than offset the benefits from cost savings initiatives and lower input costs.

Balance Sheet and Cash Flow
•Based on the calculation as defined in the Company’s senior secured credit facility, the Leverage Ratio at the end of third-quarter 2025 was 3.3 times on a net debt-to-adjusted EBITDA basis, which was below prior year’s 4.3 times (Table 6-B).
•Inventory at the end of third-quarter 2025 of $991 million increased 10%, or $94 million, year-over-year, with the vast majority of the increase driven by the impact from tariffs. Year-to-date, the Company further reduced its SKU count by nearly 5% driven by its inventory management capabilities, including SKU discipline and lifecycle management.
•Cash Flow from Operations was $28 million in third-quarter 2025, which compared to $92 million last year. Free Cash Flow for the quarter was $22 million as compared to $88 million last year.

Note on Adjusted Measures and Reconciliation to GAAP Measures
To supplement financial results prepared in accordance with generally accepted accounting principles, the Company provides quarterly and full-year results concerning certain non‐GAAP financial measures, including adjusted EPS from continuing operations, adjusted income (loss) from continuing operations, adjusted operating profit (and margin), adjusted gross profit (and margin), EBITDA, adjusted EBITDA, organic constant currency net sales, net debt, leverage ratio and free cash flow.
Adjusted EPS from continuing operations is defined as diluted EPS from continuing operations excluding actions and the tax effect on actions. Adjusted income (loss) from continuing operations is defined as income (loss) from continuing operations excluding actions and the tax effect on actions. Adjusted operating profit is defined as operating profit excluding actions. Adjusted gross profit is defined as gross profit excluding actions.
Charges for actions taken in 2025 and 2024, as applicable, include supply chain restructuring and consolidation, headcount actions and related severance charges, professional services, gain/loss on sale of business and classification of assets held for sale, loss on extinguishment of debt, corporate asset impairment charges, other actions, which include transaction fees and transition planning charges related to the pending Gildan Activewear Inc. (“Gildan”) transactions, discrete tax benefits and the tax effects thereof.
While these costs are not expected to continue for any singular transaction on an ongoing basis, similar types of costs, expenses and charges have occurred in prior periods and may recur in future periods depending upon future business plans and circumstances.
HanesBrands has chosen to present these non‐GAAP measures to investors to enable additional analyses of past, present and future operating performance and as a supplemental means of evaluating operations absent the effect of our supply chain restructuring and consolidation and other actions that are deemed to be material stand-alone initiatives apart from the Company’s core operations. HanesBrands believes these non-GAAP measures provide management and investors with valuable supplemental information for analyzing the operating performance of the Company’s ongoing business during each period presented without giving effect to costs associated with the execution of any of the aforementioned actions taken.
The Company has also chosen to present EBITDA and adjusted EBITDA to investors because it considers these measures to be an important supplemental means of evaluating operating performance. EBITDA is defined as net income (loss) before the impacts of discontinued operations, interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding (x) restructuring charges related to our supply chain restructuring and consolidation, and other action-related charges described in more detail in Table 6-A and (y) certain other losses, charges and expenses as defined in the Consolidated Net Total Leverage Ratio under its Sixth Amended and Restated Credit Agreement, dated March 7, 2025 (the “Credit Agreement”) described in more detail in Table 6-B. HanesBrands believes that EBITDA and adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry, and management uses EBITDA and adjusted EBITDA for planning purposes in connection with setting its capital allocation strategy. EBITDA and adjusted EBITDA should not, however, be considered as measures of discretionary cash available to invest in the growth of the business.

Net debt is defined as the total of current debt, long-term debt, and borrowings under the accounts receivable securitization facility (excluding long-term debt issuance costs and debt discount and borrowings of unrestricted subsidiaries under the accounts receivable securitization facility) less (x) other debt and cash adjustments and (y) cash and cash equivalents. Leverage ratio is the ratio of net debt to adjusted EBITDA as it is defined in our Credit Agreement. The Company defines free cash flow as net cash from operating activities less capital expenditures. Management believes that free cash flow, which measures our ability to generate additional cash from our business operations, is an important financial measure for use in evaluating the Company's financial performance. The Company defines organic net sales as net sales excluding the ‘other’ segment and excluding those derived from businesses acquired or divested within the previous 12 months of the reporting date.
HanesBrands is a global company that reports financial information in U.S. dollars in accordance with GAAP. As a supplement to the Company’s reported operating results, HanesBrands also presents constant-currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. The Company uses constant currency information to provide a framework to assess how the business performed excluding the effects of changes in the rates used to calculate foreign currency translation. To calculate foreign currency translation on a constant currency basis, operating results for the current-year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period). HanesBrands believes constant currency information is useful to management and investors to facilitate comparison of operating results and better identify trends in the Company’s businesses. The Company defines organic constant currency sales as net sales excluding the ‘other’ segment and also excluding the impact of translating foreign currencies into U.S. dollars as discussed above.
Non‐GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as an alternative to, or substitute for, financial results prepared in accordance with GAAP. Further, the non-GAAP measures presented may be different from non-GAAP measures with similar or identical names presented by other companies.
Reconciliations of these non-GAAP measures to the most directly comparable GAAP financial measures are presented in the supplemental financial information included with this news release.

Cautionary Statement Concerning Forward-Looking Statements
This news release contains information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may,” “believe,” “could,” “will,” “expect,” “outlook,” “potential,” “project,” “estimate,” “future,” “intend,” “anticipate,” “plan,” “continue” or similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding our intent, belief and current expectations about our strategic direction, prospects and future results are forward-looking statements and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those implied or expressed by such statements. These risks and uncertainties include, but are not limited to, trends associated with our business; our ability to successfully implement our strategic plans, including our supply chain restructuring and consolidation and other cost savings initiatives; the rapidly changing retail environment and the level of consumer demand; the effects of any geopolitical conflicts (including the ongoing Russia-Ukraine conflict and Middle East conflicts) or public health emergencies or severe global health crises, including effects on consumer spending, global supply chains, critical supply routes and the financial markets; our ability to deleverage on the anticipated time frame or at all; any inadequacy, interruption, integration failure or security failure with respect to our information technology; future intangible assets or goodwill impairment due to changes in our business, market condition, or other factors; significant fluctuations in foreign exchange rates; legal, regulatory, political and economic risks related to our international operations, including the imposition of or changes in duties, taxes, tariffs and other charges impacting our products or supply chain, or the threat thereof; our ability to effectively manage our complex international tax structure; our future financial performance; the occurrence of any event, change or other circumstance that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between the Company and Gildan providing for the acquisition of the Company by Gildan pursuant to a series of transactions (the “Transactions”); the possibility that the Transactions do not close when expected, or at all, because approval of the Company’s stockholders or regulatory approvals and other conditions to closing are not received or satisfied on a timely basis or at all; the risk that the combined company will not realize expected benefits or synergies from the Transactions, or that such benefits may take longer to realize or be more costly to achieve than expected; disruption to the Company’s business as a result of the announcement and pendency of the Transactions; the costs associated with the anticipated length of time of the pendency of the Transactions, including the restrictions contained in the definitive merger agreement on the ability of the Company to operate its business outside the ordinary course during the pendency of the Transactions; the diversion of the Company’s management’s attention and time from ongoing business operations and opportunities on merger‑related matters; and reputational risk and potential adverse reactions of the Company’s existing and future customers, suppliers and employees, including those resulting from the announcement or completion of the Transactions; and other risks identified from time to time in our most recent Securities and Exchange Commission reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q. Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements. Such statements speak only as of the date when made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About HanesBrands
HanesBrands (NYSE: HBI) is a socially responsible global leader in everyday iconic apparel with a mission to create a more comfortable world for every body. The company owns a portfolio of some of the world’s most recognized apparel brands including Hanes, the leading basic apparel brand in the U.S.; Bonds, an Australian staple since 1915 that is setting new standards for design and innovation; Maidenform, America’s number one shapewear brand; and Bali, America’s number one national bra brand. HanesBrands owns the majority of its worldwide manufacturing facilities and has built a strong reputation for workplace quality, ethical business practices, and reducing environmental impact.

TABLE 1
HANESBRANDS INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Quarters Ended			Nine Months Ended
	September 27, 2025	September 28, 2024	% Change	September 27, 2025	September 28, 2024
Net sales	$891,683	$900,367	(1.0)%	$2,643,156	$2,618,969	0.9%
Cost of sales	528,233	526,890		1,551,081	1,649,716
Gross profit	363,450	373,477	(2.7)%	1,092,075	969,253	12.7%
As a % of net sales	40.8%	41.5%		41.3%	37.0%
Selling, general and administrative expenses	255,922	279,440	(8.4)%	749,981	903,005	(16.9)%
As a % of net sales	28.7%	31.0%		28.4%	34.5%
Operating profit	107,528	94,037	14.3%	342,094	66,248	416.4%
As a % of net sales	12.1%	10.4%		12.9%	2.5%
Other expenses	8,053	9,343		34,348	29,021
Interest expense, net	47,116	48,542		137,971	149,404
Income (loss) from continuing operations before income taxes	52,359	36,152		169,775	(112,177)
Income tax expense (benefit)	(219,548)	11,430		(201,771)	31,486
Income (loss) from continuing operations	271,907	24,722		371,546	(143,663)
Gain (loss) from discontinued operations, net of tax	(1,171)	5,229		(28,655)	(163,888)
Net income (loss)	$270,736	$29,951		$342,891	$(307,551)

Earnings (loss) per share - basic:
Continuing operations	$0.77	$0.07		$1.05	$(0.41)
Discontinued operations	—	0.01		(0.08)	(0.47)
Net income (loss)	$0.76	$0.09		$0.97	$(0.87)

Earnings (loss) per share - diluted:
Continuing operations	$0.76	$0.07		$1.04	$(0.41)
Discontinued operations	—	0.01		(0.08)	(0.47)
Net income (loss)	$0.76	$0.08		$0.96	$(0.87)

Weighted average shares outstanding:
Basic	354,183	352,107		353,914	351,891
Diluted	357,079	354,839		356,776	351,891

TABLE 2-A
HANESBRANDS INC.
Supplemental Financial Information
Impact of Foreign Currency
(in thousands, except per share data)
(Unaudited)

The following tables present a reconciliation of reported results on a constant currency basis for the quarter ended September 27, 2025 and a comparison to prior year:

	Quarter Ended September 27, 2025
	As Reported	Impact from Foreign Currency[1]	Constant Currency	Quarter Ended September 28, 2024	% Change, As Reported	% Change, Constant Currency
As reported under GAAP:
Net sales	$891,683	$(4,288)	$895,971	$900,367	(1.0)%	(0.5)%
Gross profit	363,450	(2,370)	365,820	373,477	(2.7)	(2.1)
Operating profit	107,528	(329)	107,857	94,037	14.3	14.7
Diluted earnings per share from continuing operations[3]	$0.76	$0.00	$0.76	$0.07	985.7%	985.7%

As adjusted:[2]
Net sales	$891,683	$(4,288)	$895,971	$900,367	(1.0)%	(0.5)%
Gross profit	363,705	(2,370)	366,075	374,594	(2.9)	(2.3)
Operating profit	115,808	(329)	116,137	112,982	2.5	2.8
Diluted earnings per share from continuing operations[3]	$0.15	$0.00	$0.15	$0.12	25.0%	25.0%

1	Effect of the change in foreign currency exchange rates year-over-year. Calculated by applying prior period exchange rates to the current year financial results.
2
Results for the quarters ended September 27, 2025 and September 28, 2024 reflect adjustments for restructuring and other action-related charges. See "Reconciliation of Select GAAP Measures to Non-GAAP Measures" in Table 6-A.

3	Amounts may not be additive due to rounding.

	Nine Months Ended September 27, 2025
	As Reported	Impact from Foreign Currency[1]	Constant Currency	Nine Months Ended September 28, 2024	% Change, As Reported	% Change, Constant Currency
As reported under GAAP:
Net sales	$2,643,156	$(23,515)	$2,666,671	$2,618,969	0.9%	1.8%
Gross profit	1,092,075	(12,782)	1,104,857	969,253	12.7	14.0
Operating profit	342,094	(2,012)	344,106	66,248	416.4	419.4
Diluted earnings (loss) per share from continuing operations[3]	$1.04	$0.00	$1.05	$(0.41)	353.7%	356.1%

As adjusted:[2]
Net sales	$2,643,156	$(23,515)	$2,666,671	$2,618,969	0.9%	1.8%
Gross profit	1,088,555	(12,782)	1,101,337	1,059,194	2.8	4.0
Operating profit	350,292	(2,012)	352,304	289,196	21.1	21.8
Diluted earnings per share from continuing operations[3]	$0.45	$0.00	$0.46	$0.23	95.7%	100.0%

1	Effect of the change in foreign currency exchange rates year-over-year. Calculated by applying prior period exchange rates to the current year financial results.
2
Results for the nine months ended September 27, 2025 and September 28, 2024 reflect adjustments for restructuring and other action-related charges. See "Reconciliation of Select GAAP Measures to Non-GAAP Measures" in Table 6-A.

3	Amounts may not be additive due to rounding.

TABLE 2-B
HANESBRANDS INC.
Supplemental Financial Information
Organic Constant Currency
(in thousands, except per share data)
(Unaudited)

The following tables present a reconciliation of reported results on an organic constant currency basis for the quarter and nine months ended September 27, 2025 and a comparison to prior year:

	Quarter Ended September 27, 2025				Quarter Ended September 28, 2024
	As Reported	Impact from Foreign Currency[1]	Less Other Sales[2]	Organic Constant Currency	As Reported	Less Other Sales[2]	Organic	% Change, As Reported	% Change, Organic Constant Currency
Net sales	$891,683	$(4,288)	$39,781	$856,190	$900,367	$(388)	$900,755	(1.0)%	(4.9)%

1	Effect of the change in foreign currency exchange rates year-over-year. Calculated by applying prior period exchange rates to the current year financial results.
2	Other sales in the third quarter of 2025 and 2024 consist of sales from the Company’s supply chain and short term support/transition services agreements for disposed businesses.

	Nine Months Ended September 27, 2025				Nine Months Ended September 28, 2024
	As Reported	Impact from Foreign Currency[1]	Less Other Sales[2]	Organic Constant Currency	As Reported	Less Other Sales[2]	Organic	% Change, As Reported	% Change, Organic Constant Currency
Net sales	$2,643,156	$(23,515)	$98,054	$2,568,617	$2,618,969	$1,085	$2,617,884	0.9%	(1.9)%

1	Effect of the change in foreign currency exchange rates year-over-year. Calculated by applying prior period exchange rates to the current year financial results.
2
Other sales in the nine months ended September 27, 2025 consist of sales from the Company’s supply chain and short term support/transition services agreements for disposed businesses. Other sales in the first nine months of 2024 primarily reflect the U.S. Sheer Hosiery business which was sold on September 29, 2023 as well as short term transition service agreements and support of disposed businesses.

TABLE 3
HANESBRANDS INC.
Supplemental Financial Information
By Business Segment
(in thousands)
(Unaudited)

	Quarters Ended			Nine Months Ended
	September 27, 2025	September 28, 2024	% Change	September 27, 2025	September 28, 2024	% Change
Segment net sales:
U.S.	$647,531	$678,345	(4.5)%	$1,919,239	$1,962,390	(2.2)%
International	204,371	222,410	(8.1)	625,863	655,494	(4.5)
Total segment net sales	851,902	900,755	(5.4)	2,545,102	2,617,884	(2.8)
Other net sales	39,781	(388)	10,352.8	98,054	1,085	8,937.2
Total net sales	$891,683	$900,367	(1.0)%	$2,643,156	$2,618,969	0.9%

Segment operating profit:
U.S.	$143,999	$149,637	(3.8)%	$439,796	$406,114	8.3%
International	20,799	27,704	(24.9)	67,545	74,742	(9.6)
Total segment operating profit	164,798	177,341	(7.1)	507,341	480,856	5.5
Other profit (loss)	1,416	(1,989)	171.2	8,233	(1,438)	672.5
General corporate expenses	(46,737)	(58,449)	(20.0)	(154,337)	(177,353)	(13.0)
Amortization of intangibles	(3,669)	(3,921)	(6.4)	(10,945)	(12,869)	(15.0)
Total operating profit before restructuring and other action-related charges	115,808	112,982	2.5	350,292	289,196	21.1
Restructuring and other action-related charges	(8,280)	(18,945)	(56.3)	(8,198)	(222,948)	(96.3)
Total operating profit	$107,528	$94,037	14.3%	$342,094	$66,248	416.4%

	Quarters Ended			Nine Months Ended
	September 27, 2025	September 28, 2024	Basis Points Change	September 27, 2025	September 28, 2024	Basis Points Change
Segment operating margin:
U.S.	22.2%	22.1%	18	22.9%	20.7%	222
International	10.2	12.5	(228)	10.8	11.4	(61)
Total segment operating profit	19.3	19.7	(34)	19.9	18.4	157
Other profit (loss)	3.6	512.6	(50,907)	8.4	(132.5)	14,093
General corporate expenses	(5.2)	(6.5)	125	(5.8)	(6.8)	93
Amortization of intangibles	(0.4)	(0.4)	2	(0.4)	(0.5)	8
Total operating margin before restructuring and other action-related charges	13.0	12.5	44	13.3	11.0	221
Restructuring and other action-related charges	(0.9)	(2.1)	118	(0.3)	(8.5)	820
Total operating margin	12.1%	10.4%	161	12.9%	2.5%	1,041

TABLE 4
HANESBRANDS INC.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	September 27, 2025	December 28, 2024	September 28, 2024
Assets
Cash and cash equivalents	$217,573	$214,854	$316,801
Trade accounts receivable, net	454,977	376,195	463,327
Inventories	990,953	871,044	897,170
Other current assets	143,313	152,853	174,530
Current assets held for sale	72,603	100,430	487,874
Total current assets	1,879,419	1,715,376	2,339,702
Property, net	190,417	188,259	196,627
Right-of-use assets	274,251	222,759	246,477
Trademarks and other identifiable intangibles, net	908,108	886,264	954,945
Goodwill	649,598	638,370	662,134
Deferred tax assets	228,182	13,591	19,740
Other noncurrent assets	123,777	116,729	116,177
Noncurrent assets held for sale	23,966	59,593	925,796
Total assets	$4,277,718	$3,840,941	$5,461,598

Liabilities
Accounts payable	$572,283	$593,377	$674,589
Accrued liabilities	397,585	452,940	529,766
Lease liabilities	70,457	64,233	66,664
Accounts Receivable Securitization Facility	109,000	95,000	—
Current portion of long-term debt	26,250	—	59,000
Current liabilities held for sale	69,298	42,990	245,443
Total current liabilities	1,244,873	1,248,540	1,575,462
Long-term debt	2,206,666	2,186,057	3,211,248
Lease liabilities - noncurrent	252,999	206,124	226,900
Pension and postretirement benefits	55,388	66,171	84,158
Other noncurrent liabilities	60,819	67,452	101,294
Noncurrent liabilities held for sale	10,536	32,587	113,192
Total liabilities	3,831,281	3,806,931	5,312,254

Stockholders’ equity
Preferred stock	—	—	—
Common stock	3,538	3,525	3,518
Additional paid-in capital	386,151	373,213	371,966
Retained earnings	577,495	234,494	247,365
Accumulated other comprehensive loss	(520,747)	(577,222)	(473,505)
Total stockholders’ equity	446,437	34,010	149,344
Total liabilities and stockholders’ equity	$4,277,718	$3,840,941	$5,461,598

TABLE 5
HANESBRANDS INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Quarters Ended		Nine Months Ended
	September 27, 2025(1)	September 28, 2024(1)	September 27, 2025(1)	September 28, 2024(1)
Operating Activities:
Net income (loss)	$270,736	$29,951	$342,891	$(307,551)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation	7,009	18,528	20,870	58,506
Amortization of acquisition intangibles	1,895	1,924	5,600	10,127
Other amortization	1,774	1,997	5,345	8,195
Impairment of long-lived assets and goodwill	—	142	—	76,746
Inventory write-down charges, net of recoveries	—	(4,135)	—	113,528
Loss on extinguishment of debt	—	—	9,293	—
Loss (gain) on sale of business and classification of assets held for sale	—	(741)	6,093	50,330
Amortization of debt issuance costs and debt discount	1,442	2,543	4,996	7,648
Deferred taxes	(227,216)	(371)	(226,863)	(79)
Other	1,919	11,930	17,101	25,360
Changes in assets and liabilities:
Accounts receivable	26,136	(32,119)	(77,211)	(86,606)
Inventories	(42,941)	97,686	(102,817)	55,836
Accounts payable	(8,924)	(48,972)	10,170	85,057
Other assets and liabilities	(4,233)	13,852	(59,740)	99,715
Net cash from operating activities	27,597	92,215	(44,272)	196,812
Investing Activities:
Capital expenditures	(5,331)	(4,088)	(25,642)	(32,179)
Proceeds from sales of assets	650	8,683	809	12,336
Proceeds from (payments for) disposition of businesses	790	(12,000)	27,117	(12,000)
Net cash from investing activities	(3,891)	(7,405)	2,284	(31,843)
Financing Activities:
Borrowings on Term Loan Facilities	—	—	1,500,000	—
Repayments on Term Loan Facilities	(5,250)	—	(708,517)	(29,500)
Borrowings on Accounts Receivable Securitization Facility	537,000	630,500	1,200,000	1,611,000
Repayments on Accounts Receivable Securitization Facility	(504,000)	(630,500)	(1,186,000)	(1,617,000)
Borrowings on Revolving Loan Facilities	926,500	4,500	3,070,000	613,500
Repayments on Revolving Loan Facilities	(981,000)	(4,500)	(2,907,500)	(613,500)
Repayments on Senior Notes	—	—	(900,000)	—
Payments to amend and refinance credit facilities	(89)	(33)	(23,370)	(712)
Other	50	(132)	(4,213)	(3,949)
Net cash from financing activities	(26,789)	(165)	40,400	(40,161)
Effect of changes in foreign exchange rates on cash	313	9,565	4,307	(3,398)
Change in cash and cash equivalents	(2,770)	94,210	2,719	121,410
Cash and cash equivalents at beginning of period	220,843	232,701	215,354	205,501
Cash and cash equivalents at end of period	$218,073	$326,911	$218,073	$326,911

Balances included in the Condensed Consolidated Balance Sheets:
Cash and cash equivalents	$217,573	$316,801	$217,573	$316,801
Cash and cash equivalents included in current assets held for sale	500	10,110	500	10,110
Cash and cash equivalents at end of period	$218,073	$326,911	$218,073	$326,911

1	The cash flows related to discontinued operations have not been segregated and remain included in the major classes of assets and liabilities. Accordingly, the Condensed Consolidated Statements of Cash Flows include the results of continuing and discontinued operations.

TABLE 6-A
HANESBRANDS INC.
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

The following tables present a reconciliation of results from continuing operations as reported under GAAP to the Non-GAAP results from continuing operations as adjusted for the quarter and nine months ended September 27, 2025 and a comparison to prior year. The Company has chosen to present the following non-GAAP measures to investors to enable additional analyses of past, present and future operating performance and as a supplemental means of evaluating continuing operations absent the effect of restructuring and other actions that are deemed to be material stand-alone initiatives apart from the Company’s core operations. While these costs are not expected to continue for any individual transaction on an ongoing basis, similar types of costs, expenses and charges have occurred in prior periods and may recur in future periods depending upon future business plans and circumstances.

Restructuring and other action-related charges in 2025 and 2024 include the following:

Professional services	Represents professional fees, primarily consulting and advisory services, related to restructuring activities including the Company’s cost transformation and technology modernization initiatives.
Headcount actions and related severance	Represents charges related to operating model initiatives primarily headcount actions and related severance charges and adjustments related to restructuring activities.
Supply chain restructuring and consolidation
Represents charges as a result of the sale of the global Champion business and the completed exit of the U.S.-based outlet store business related to significant restructuring and consolidation efforts within the Company’s supply chain network, both manufacturing and distribution, to align the Company’s network to its continuing operations to drive stronger operating performance and margin expansion.

Loss on extinguishment of debt	Represents charges related to the redemption of the Company’s 4.875% Senior Notes and the refinancing of the Company’s Senior Secured Credit Facility in the first quarter of 2025.
Corporate asset impairment charges
Primarily represents charges related to a contract terminated in the second quarter of 2024 and impairment of the Company’s headquarters location that was classified as held for sale in the second quarter of 2024.

Discrete tax benefit	Represents charges primarily resulting from a release of non-cash reserves established at December 31, 2022 related to the Company’s deferred tax assets.
Other	Primarily represents transaction fees and transition planning charges related to the pending Gildan transactions which were incurred during the third quarter of 2025. The remaining restructuring and other action-related charges within operating profit are charges related to real estate initiatives pertaining to the Company’s corporate headquarters move and other restructuring and action-related charges.

	Quarters Ended		Nine Months Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
GAAP gross profit, as reported	$363,450	$373,477	$1,092,075	$969,253
As a % of net sales	40.8%	41.5%	41.3%	37.0%
Restructuring and other action-related charges:
Headcount actions and related severance	—	—	(121)	36
Supply chain restructuring and consolidation	240	1,117	(3,414)	79,510
Corporate asset impairment charges	—	—	—	10,395
Other	15	—	15	—
Non-GAAP gross profit, as adjusted	$363,705	$374,594	$1,088,555	$1,059,194
As a % of net sales	40.8%	41.6%	41.2%	40.4%

	Quarters Ended		Nine Months Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
GAAP operating profit, as reported	$107,528	$94,037	$342,094	$66,248
As a % of net sales	12.1%	10.4%	12.9%	2.5%
Restructuring and other action-related charges:
Professional services	3,119	8,271	6,485	12,704
Headcount actions and related severance	(283)	(1,245)	(1,102)	17,853
Supply chain restructuring and consolidation	731	10,710	(2,513)	169,624
Corporate asset impairment charges	—	—	—	20,107
Other	4,713	1,209	5,328	2,660
Non-GAAP operating profit, as adjusted	$115,808	$112,982	$350,292	$289,196
As a % of net sales	13.0%	12.5%	13.3%	11.0%

	Quarters Ended		Nine Months Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
GAAP income (loss) from continuing operations, as reported	$271,907	$24,722	$371,546	$(143,663)
Restructuring and other action-related charges:
Professional services	3,119	8,271	6,485	12,704
Headcount actions and related severance	(283)	(1,245)	(1,102)	17,853
Supply chain restructuring and consolidation	731	10,710	(2,513)	169,624
Corporate asset impairment charges	—	—	—	20,107
Other	4,713	1,209	5,328	2,660
Loss on extinguishment of debt	—	—	9,979	—
Discrete tax expense (benefit)	(227,732)	—	(227,732)	—
Non-GAAP income from continuing operations, as adjusted	$52,455	$43,667	$161,991	$79,285

	Quarters Ended		Nine Months Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
GAAP diluted earnings (loss) per share from continuing operations, as reported	$0.76	$0.07	$1.04	$(0.41)
Restructuring and other action-related charges:
Professional services	0.01	0.02	0.02	0.04
Headcount actions and related severance	0.00	0.00	0.00	0.05
Supply chain restructuring and consolidation	0.00	0.03	(0.01)	0.48
Corporate asset impairment charges	—	0.00	—	0.06
Other	0.01	0.00	0.01	0.01
Loss on extinguishment of debt	—	—	0.03	—
Discrete tax expense (benefit)	(0.64)	—	(0.64)	—
Non-GAAP diluted earnings per share from continuing operations, as adjusted[1]	$0.15	$0.12	$0.45	$0.23

1	Amounts may not be additive due to rounding.

TABLE 6-B
HANESBRANDS INC.
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	Last Twelve Months
	September 27, 2025	September 28, 2024
Leverage Ratio:

EBITDA[1]:
Net income (loss) from continuing operations	$417,214	$(44,900)
Interest expense, net	184,468	203,089
Income tax expense (benefit)	(192,656)	(33,618)
Depreciation and amortization	46,842	84,385
Total EBITDA	455,868	208,956
Total restructuring and other action-related charges (excluding tax effect on actions)[2]	33,864	223,333
Other net losses, charges and expenses[3]	134,724	99,105
Total EBITDA from discontinued operations, as adjusted[4]	(1,002)	161,544
Total EBITDA, as adjusted	$623,454	$692,938

Net debt:
Debt (current and long-term debt and Accounts Receivable Securitization Facility excluding long-term debt issuance costs and debt discount of $24,334 and $31,002, respectively)	$2,366,250	$3,301,250
(Less) debt related to an unrestricted subsidiary[5]	(109,000)	—
Other debt and cash adjustments[6]	3,083	3,659
(Less) Cash and cash equivalents of continuing operations	(217,573)	(316,801)
(Less) Cash and cash equivalents of discontinued operations	(500)	(10,110)
Net debt	$2,042,260	$2,977,998

Debt/Income (loss) from continuing operations[7]	5.7	(73.5)

Net debt/EBITDA, as adjusted[8]	3.3	4.3

1	Earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP financial measure.
2
The last twelve months ended September 27, 2025 includes $19 million on a loss of extinguishment of debt, $12 million of professional services, $5 million related to other restructuring and other action-related charges, $(1) million of supply chain restructuring and consolidation charges and $(3) million of adjustments to headcount actions and related severance charges. The last twelve months ended September 28, 2024 includes $168 million of supply chain restructuring and consolidation charges, $20 million related to corporate asset impairment charges, $19 million of headcount actions and related severance charges, $13 million of professional services and $3 million related to other restructuring and other action-related charges. The items included in restructuring and other action-related charges are described in more detail in Table 6-A.

3
Represents other net losses, charges and expenses that can be excluded from the Company’s leverage ratio as defined under its Sixth Amended and Restated Credit Agreement, dated March 7, 2025, as amended. The last twelve months ended September 27, 2025, primarily includes $63 million of excess and obsolete inventory write-offs, $22 million in other compensation related items primarily stock compensation expense, $15 million in charges related to sales incentive amortization, $15 million of pension non-cash expense, $15 million of non-cash cloud computing expense, $8 million of other non-cash expenses, $1 million related to extraordinary cash events, $(1) million in charges related to unrealized losses due to hedging, and $(4) million adjustment for interest expense on debt and amortization of debt issuance costs related to an unrestricted subsidiary. The last twelve months ended September 28, 2024, primarily includes $54 million of excess and obsolete inventory write-offs, $18 million in other compensation related items primarily stock compensation expense, $16 million of pension non-cash expense, $14 million in charges related to sales incentive amortization, $11 million of non-cash cloud computing expense, $(3) million in adjustments related to unrealized losses due to hedging, $(6) million adjustment to bad debt expense, and a $(6) million adjustment for interest expense on debt and amortization of debt issuance costs related to an unrestricted subsidiary.

4
Represents Total EBITDA from discontinued operations, as adjusted related to businesses still owned at period end, as adjusted for all items that can be excluded from the Company’s leverage ratio as defined under its Sixth Amended and Restated Credit Agreement, dated March 7, 2025, as amended. Total EBITDA from discontinued operations, as adjusted, excludes EBITDA related to the Initial and Deferred Close of the global Champion business and U.S. outlet stores business as the sale of these businesses were completed before the period end. Total EBITDA from discontinued operations, as adjusted, for the last twelve months ended September 28, 2024 includes $(79) million of Total EBITDA from discontinued operations and $241 million of certain discontinued operations restructuring and other action-related charges, other net losses, charges and expenses that can be excluded from the Company’s leverage ratio as defined under its Fifth Amended and Restated Credit Agreement, dated November 19, 2021, as amended.

5	Represents amounts outstanding under an existing accounts receivable securitization facility entered into by an unrestricted subsidiary of the Company.
6	Includes drawn and undrawn letters of credit, financing leases and cash balances in certain geographies.
7	Represents Debt divided by Income (loss) from continuing operations, which is the most comparable GAAP financial measure to Net debt/EBITDA, as adjusted.
8
Represents the Company’s leverage ratio defined as Consolidated Net Total Leverage Ratio under its Sixth Amended and Restated Credit Agreement, dated March 7, 2025, as amended, which excludes other net losses, charges and expenses in addition to restructuring and other action-related charges.

	Quarters Ended
	September 27, 2025	September 28, 2024
Free cash flow[1]:
Net cash from operating activities	$27,597	$92,215
Capital expenditures	(5,331)	(4,088)
Free cash flow	$22,266	$88,127

1	Free cash flow includes the results from continuing and discontinued operations for all periods presented.